Exhibit 21.1
KINETIK HOLDINGS INC.
Listing of Subsidiaries

Entity Name	Jurisdiction of Formation
ALTUS MIDSTREAM GATHERING LP	Delaware
ALTUS MIDSTREAM NGL PIPELINE LP	Delaware
ALTUS MIDSTREAM PIPELINE LP	Delaware
ALTUS MIDSTREAM PROCESSING LP	Delaware
ALTUS MIDSTREAM SUBSIDIARY GP LLC	Delaware
BARILLA DRAW GATHERING, LLC	Delaware
BCP MANAGEMENT SERVICES, LLC	Delaware
BCP PHP, LLC	Delaware
BCP RAPTOR HOLDCO GP, LLC	Delaware
BCP RAPTOR HOLDCO, LP	Delaware
BCP RAPTOR MIDCO, LLC	Delaware
BCP RESIDUE PIPECO, LLC	Delaware
BRANDYWINE NGL, LLC	Delaware
CR FIELD SERVICES, LLC	Texas
CR PERMIAN CRUDE, LLC	Texas
CR PERMIAN HOLDINGS, LLC	Texas
CR PERMIAN NATURAL GAS TRANSMISSION, LLC	Texas
CR PERMIAN PROCESSING LLC	Texas
DELAWARE LINK VENTURES HOLDINGS, LLC	Delaware
DELAWARE LINK VENTURES, LLC	Delaware
DURANGO PERMIAN LLC	Delaware
EAGLECLAW MIDSTREAM VENTURES, LLC	Delaware
EAGLECLAW TOYAH VENTURES HOLDINGS, LLC	Delaware
EAGLECLAW TOYAH VENTURES, LLC	Delaware
FFS FINANCIAL HOLDINGS, LLC	Delaware
FRONTIER FIELD SERVICES, LLC	Delaware
KINETIK BARILLA, LLC	Delaware
KINETIK CRUDE MARKETING, LLC	Delaware
KINETIK EC HOLDCO, LLC	Delaware
KINETIK GAS GATHERING, LLC	Delaware
KINETIK HOLDINGS GP LLC	Delaware
KINETIK HOLDINGS INC.	Delaware
KINETIK HOLDINGS LP	Delaware
KINETIK INTRASTATE VENTURES, LLC	Delaware
KINETIK MARKETING, LLC	Delaware
KINETIK NGL, LLC	Delaware
KINETIK NM GAS GATHERING, LLC	Delaware
KINETIK POWER, LLC	Delaware
KINETIK PROCUREMENT COMPANY, LLC	Delaware
KINETIK RECEIVABLES, LLC	Delaware
PERMIAN GAS, LLC	Delaware
PEXALOOSA, LLC	Delaware
PINNACLE MIDSTREAM, LLC	Delaware
PINNACLE TRANSPECOS MIDSTREAM GAS, LLC	Delaware
PINNACLE TRANSPECOS MIDSTREAM, LLC	Delaware
PINNACLE TRANSPECOS PROCESSING, LLC	Delaware
PINNACLE TRANSPECOS STABILIZATION, LLC	Delaware
RC PERMIAN GATHERING, LLC	Delaware
SIERRA GRANDE CONNECTOR, LLC	Delaware